Filed Pursuant to Rule 424(b)(3)

Registration No. 333-159961

Prospectus Supplement No. 6 dated September 17, 2010

(to Prospectus dated February 26, 2010)

10,050,000 SHARES

CURRENCYSHARES® MEXICAN PESO TRUST

This Prospectus Supplement No. 6 amends and supplements our prospectus dated February 26, 2010 (the “Prospectus”) and should be read in conjunction with, and must be delivered with, the Prospectus, Prospectus Supplement No. 1 dated March 12, 2010 (“Prospectus Supplement No. 1”), Prospectus Supplement No. 2 dated April 27, 2010 (“Prospectus Supplement No. 2”), Prospectus Supplement No. 3 dated June 9, 2010 (“Prospectus Supplement No. 3”) and Prospectus Supplement No. 5 dated September 9, 2010 (with Prospectus Supplement No. 1, Prospectus Supplement No. 2 and Prospectus Supplement No. 3, the “Prospectus Supplements”).

Under “Creation and Redemption of Shares,” the third sentence in the third full paragraph on page 25 of the Prospectus is hereby deleted and replaced in its entirety with the following: “As of September 17, 2010, Citadel Securities LLC, EWT LLC, Fortis Clearing Americas LLC, Goldman, Sachs & Co., Goldman Sachs Execution & Clearing, L.P., JPMorgan Securities, Inc., Knight Clearing Services, LLC, Merrill Lynch Professional Clearing Corp., Morgan Stanley & Co. Incorporated, Newedge USA, LLC, Nomura Securities International, Inc. and Timber Hill LLC have each signed a Participant Agreement with the Trustee and the Sponsor and may create and redeem Baskets.”

All other portions of the Prospectus, as amended by the Prospectus Supplements, shall remain unchanged. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Prospectus.

The date of this Prospectus Supplement is September 17, 2010